UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): October 5, 2018

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300, Milwaukee, Wisconsin	53204
(Address of Principal Executive Offices)	(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.
On October 5, 2018, Rexnord Corporation (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with AURELIUS Equity Opportunities SE & Co. KGaA for the sale of the Company’s VAG business which is within its Water Management platform (the “VAG business”). Based on the terms of the Agreement, the Company anticipates receiving approximately $25 million of cash proceeds upon closing. The Agreement contains an additional purchase price provision of up to $20 million based on the attainment of Earn-out EBITDA, as defined in the Agreement, in the Company’s fiscal years ending March 31, 2019, 2020 and 2021. The sale price for the VAG business is subject to customary working capital and cash balance adjustments at closing. The transaction is anticipated to close in the third quarter of the Company’s fiscal 2019 and is subject to the satisfaction of customary closing conditions, including antitrust approval in Germany and Austria. The Company has been accounting for the VAG business as a discontinued operation as a result of its previously announced decision to divest of the VAG business.
As a result of the Company’s entry into the Agreement, the Company will adjust the assets related to the VAG business to their fair value, less expected costs incurred in connection with the sale. Based on the estimated cash proceeds the Company will receive in connection with the Agreement, the Company currently expects it will record a non-cash impairment charge in discontinued operations of approximately $75 million to $85 million in the second quarter of the Company’s fiscal 2019. As noted above, the sale price for the VAG business is subject to customary working capital and cash balance adjustments, and therefore the impairment charge is subject to change.

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Cautionary Statement on Forward-Looking Statements
The Company’s disclosures in this report include forward-looking statements, which include statements as to the expected closing of the transaction provided for in the Agreement. Other forward-looking statements are those that are otherwise predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. In particular, as noted above, the timing and completion of the transaction contemplated by the Agreement is subject to closing conditions, including without limitation antitrust approval in Germany and Austria, and other factors that may interfere with the timing of a transaction, the amount received in a transaction or its ultimate completion. Additionally, although these and other Company statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flows, research and development costs, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 in Part I, Item 1A, “Risk Factors” and in Part I under the heading "Cautionary Notice Regarding Forward-Looking Statements." Accordingly, the Company can give no assurance that it will achieve the results anticipated or implied by its forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or the status of the transaction contemplated by the Agreement, whether as a result of new information, future events, or otherwise, until the transaction is closed or if it is abandoned, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 11th day of October, 2018.

REXNORD CORPORATION

BY:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer